EXHIBIT 23.3

                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Chittenden Corporation on Form S-4 (File No. 33-64527) as filed January 9, 1996 of our report dated January 20, 1995 on our audits of the financial statements of The Bank of Western Massachusetts as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts."


s/ COOPERS & LYBRAND L.L.P.

 Springfield, Massachusetts
 January 5, 1996